As filed with the Securities and Exchange Commission on June 30, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ELDORADO GOLD CORPORATION

_________________________________________________________________________________

 (Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1188-550 Burrard Street

Vancouver, British Columbia

Canada V6C 2B5

_________________________________________________________________________________

(Address of principal executive offices)

ELDORADO GOLD CORPORATION INCENTIVE STOCK OPTION PLAN (EMPLOYEES,
CONSULTANTS & ADVISORS), AMENDED AND RESTATED AS OF MAY 7, 2009

ELDORADO GOLD CORPORATION INCENTIVE STOCK OPTION PLAN (OFFICERS &
DIRECTORS), AMENDED AND RESTATED AS OF MAY 7, 2009

_________________________________________________________________________________

(Full titles of plan)

CT Corporation
111 Eighth Avenue, 13 Floor
New York, NY 10011
_________________________________________________________________________________
(Name and address of agent for service)

(212) 894-8940
_________________________________________________________________________________
(Telephone number, including area code, of agent for service)

Copies to:
Kenneth G. Sam, Esq.
Dorsey & Whitney LLP
Republic Plaza Building, Suite 4700
370 Seventeenth Street
Denver, CO 80202-5647
_________________________________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “Accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer □	Accelerated Filer ☒	Non-Accelerated Filer □	Smaller Reporting Company □

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares issuable under the Eldorado Gold Corporation Incentive Stock Option Plan (Employees, Consultants & Advisors), Amended and Restated as of May 7, 2009	5,300,299(1)	$9.19(3)	$48,704,747.81	$2,717.72
Common Shares issuable under the Eldorado Gold Corporation Incentive Stock Option Plan (Directors & Officers), Amended and Restated as of May 7, 2009	3,161,959(2)	$9.19(3)	$29,058,403.21	$1,621.46
TOTAL	8,462,258	--	$77,763,151.02	$4,339.18

(1)

Additional Common Shares, without par value, offered by the Registrant pursuant to the Eldorado Gold Corporation Incentive Stock Option Plan (Employees, Consultants & Advisors), Amended and Restated as of May 7, 2009.

(2)

Additional Common Shares, without par value, offered by the Registrant pursuant to the Eldorado Gold Corporation Incentive Stock Option Plan (Directors & Officers), Amended and Restated as of May 7, 2009.

(3)

The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(c) and (h) based on the average high and low prices for the Registrant’s common shares on June 30, 2009 as quoted on the NYSE Amex.

EXPLANATORY NOTE

On September 4, 2007, Eldorado Gold Corporation (the “Company”) filed a Registration Statement on Form S-8 (SEC File No. 333-145854) to register 8,100,331 common shares of the Company issuable upon exercise of options or rights granted or to be granted under the Company’s Incentive Stock Option Plan of Eldorado Gold Corporation (Officers & Directors), Amended and Restated as of April 28, 2005 and the Company’s Eldorado Gold Corporation Incentive Stock Option Plan (Employees, Consultants & Advisors), Amended and Restated as of April 28, 2005. The Form S-8 (SEC File No. 333-145854) acted as a post-effective amendment, pursuant to Rule 429 of the Securities Act of 1933, as amended, to the Company’s Registration Statements on Form S-8 (SEC File No. 333-122683) and (SEC File No. 333-107138).

On October 7, 2008, the Company filed a Registration Statement on Form S-8 (SEC File No. 333-153894) to register 6,127,171 common shares of the Company issuable upon exercise of options or rights granted or to be granted under the Company’s Incentive Stock Option Plan of Eldorado Gold Corporation (Officers & Directors), Amended and Restated as of May 1, 2008 and the Company’s Eldorado Gold Corporation Incentive Stock Option Plan (Employees, Consultants & Advisors), Amended and Restated as of May 1, 2008.

On March 27, 2009, the Company’s Board of Directors approved a reload of 3,000,000 common shares into the Incentive Stock Option Plan (Employees, Consultants & Advisors), Amended and Restated as of May 1, 2008, pursuant to the provisions of that plan.

On May 7, 2009, the Company’s shareholders approved the amended and restated Incentive Stock Option Plan (Employees, Consultants & Advisors), Amended and Restated as of May 7, 2009. On May 29, 2009 the Board of Directors approved an increase in the number of common shares available under the Incentive Stock Option Plan (Employees, Consultants & Advisors) of 2,300,299 common shares.

On May 7, 2009, the Company’s shareholders approved the amended and restated Incentive Stock Option Plan (Officers & Directors), Amended and Restated as of May 7, 2009. On May 29, 2009 the Board of Directors approved an increase in the number of common shares available under the Incentive Stock Option Plan (Officer & Directors) of 3,161,959 common shares.

This Registration Statement registers the additional 5,300,299 common shares issuable upon exercise of options granted under the Incentive Stock Option Plan (Employees, Consultants & Advisors), Amended and Restated as of May 7, 2009, pursuant to the above reload and shareholder approved increase and the additional 3,161,959 common shares issuable upon exercise of options granted under the Incentive Stock Option Plan (Officers & Directors), Amended and Restated as of May 7, 2009, pursuant to the above shareholder approved increase.

The contents of the Company’s Registration Statement on Form S-8 (File No. 333-145854), as filed with the SEC on September 4, 2007, are incorporated by reference herein. The contents of the Company’s Registration Statement on Form S-8 (File No. 333-153894), as filed with the SEC on October 7, 2008, are incorporated by reference herein.

EXHIBITS

Number	Exhibit

4.1	Incentive Stock Option Plan of Eldorado Gold Corporation (Employees, Consultants and Advisors), Amended and Restated as of May 7, 2009

4.2	Incentive Stock Option Plan of Eldorado Gold Corporation (Officers & Directors), Amended and Restated as of May 7, 2009

5.1	Opinion of Fasken Martineau DuMoulin

23.1	Consent of Fasken Martineau DuMoulin (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (See Signature Pages)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on June 30, 2009.

Eldorado Gold Corporation
(Registrant)

By: /s/ Paul N. Wright
Paul N. Wright
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Paul N. Wright, Earl W. Price and Dawn L. Moss, his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Paul N. Wright Paul N. Wright	President, Chief Executive Officer and Director	June 30, 2009
/s/ Earl W. Price ___________________________________ Earl W. Price	Chief Financial Officer	June 30, 2009
/s/ Hugh C. Morris Hugh C. Morris	Director	June 30, 2009
/s/ Wayne D. Lenton Wayne D. Lenton	Director	June 30, 2009
/s/ John S. Auston John S. Auston	Director	June 30, 2009
/s/ K. Ross Cory K. Ross Cory	Director	June 30, 2009
/s/ Robert R. Gilmore Robert R. Gilmore	Director	June 30, 2009
/s/ Jonathan Rubenstein Jonathan Rubenstein	Director	June 30, 2009
/s/ Donald Shumka Donald Shumka	Director	June 30, 2009

/s/ Geoffrey Handley Geoffrey Handley	Director	June 30, 2009

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

/s/ Robert R. Gilmore Robert R. Gilmore	Authorized Representative in United States	June 30, 2009

EXHIBIT INDEX

Number	Exhibit

4.1	Incentive Stock Option Plan of Eldorado Gold Corporation (Employees, Consultants and Advisors), Amended and Restated as of May 7, 2009

4.2	Incentive Stock Option Plan of Eldorado Gold Corporation (Officers & Directors), Amended and Restated as of May 7, 2009

5.1	Opinion of Fasken Martineau DuMoulin

23.1	Consent of Fasken Martineau DuMoulin (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (See Signature Pages)